                                                                   EXHIBIT 10(A)



              Consent of Independent Certified Public Accountants




The Board of Directors
The Travelers Life and Annuity Company


We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants".


KPMG Peat Marwick LLP

Hartford, Connecticut
April 13, 1998





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